UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2015

__________________________________________

Lakeland Industries, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-15535	13-3115216
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

701 Koehler Avenue, Suite 7, Ronkonkoma, New York 11779-7410

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (631) 981-9700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 25, 2015, Lakeland Industries, Inc.’s China subsidiary, Weifang Lakeland Safety Products Co., Ltd (“WF”), and Chinese Rural Credit Cooperative Bank (“CRCCB”) completed an agreement for WF to refinance pursuant to an existing line of credit from CRCCB. This refinances a loan on the same terms by WF to CRCCB in the amount RMB 8,000,000 (approximately USD $1,300,000). WF intends to draw down most of the amount, if not all, within a relatively short period of time. Below is a summary of the material terms of the loan facility:

o	Amount of loan:	RMB 8,000,000 (approximately $1,300,000)
o	Maturity Date:	September 21, 2015
o	Purpose of loan:	Purchase of materials.
o	Collateral:	Inventory owned by WF
o	Interest rate of loan and calculation:
o	Interest to be at 120% of the benchmark rate supplied by CRCCB (which is currently 5.35%).
o	Effective per annum interest rate: 6.42%;
o	CRCCB has hired a professional firm to supervise WF’s inventory flow, which WF will pay yearly at a rate of RMB 42,800 (approximately US $6,895).

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures set forth in Item 1.01 are incorporated by reference to this item.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Loan Agreement, dated March 25, 2015, between Weifang Lakeland Safety Products Inc., Ltd. and Chinese Rural Credit Cooperative Bank.

10.2	Summary of Exhibit 10.1 in English.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND INDUSTRIES, INC.

/s/ Christopher J. Ryan
Christopher J. Ryan
Chief Executive Officer &
President

Date: March 30, 2015

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Loan Agreement, dated March 25, 2015, between Weifang Lakeland Safety Products Inc., Ltd. and Chinese Rural Credit Cooperative Bank.

10.2	Summary of Exhibit 10.1 in English.